Exhibit 10.1

(Execution Version)

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DRF LOGISTICS, LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of DRF Logistics, LLC, a Delaware limited liability company (the “Company”), effective as of August 8, 2024, (the “Effective Date”), is entered into by and between Pitney Bowes International Holdings, Inc., a Delaware Corporation (“PBIHI”) and HCI DRF, LLC, a Delaware limited liability company (“Hilco” and together, with PBIHI, the “Members” or each, a “Member”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 De.C. § 18-101, et seq.), as amended from time to time (the “Act”).

WHEREAS, the Company was a corporation formerly known as NGS Holdings, Inc. and changed its name to Pitney Bowes Global Ecommerce Inc. by filing a certificate of amendment of amended and restated certificate of incorporation in the State of Delaware on January 13, 2021;

WHEREAS, the Company was converted to a Delaware limited liability company with the name of DRF Logistics, LLC on August 6, 2024 (the “Conversion Time”), pursuant to a certificate of conversion of the Company and certificate of formation (as amended or restated, the “Certificate of Formation”) filed with the Delaware Secretary of State pursuant to and in accordance with the Act;

WHEREAS, after the Conversion Time and prior to the Effective Date, the Company was governed by that certain Limited Liability Company Agreement dated as of August 6, 2024;

WHEREAS, prior to the Effective Date, PBIHI was the sole member of the Company and owned one hundred percent (100%) of the Interests in the Company (the “Issued Interest”);

WHEREAS, pursuant to this Agreement, the membership interests of the Company shall be 100 Class A Units, with no voting rights, and 100 Class B Units, with no economic rights;

WHEREAS, on the date hereof, in exchange for $1, Hilco desires to subscribe to, and the Company desires to issue to Hilco, 81 Class B Units (as defined below) as set forth below;

WHEREAS, following such subscription, PBIHI holds 100 Class A Units and 19 Class B Units;

WHEREAS, the Members agree that membership in, and management of, the Company shall be governed by the terms set forth herein.

NOW, THEREFORE, the Members agree as follows:

1.          Subscription. Concurrently with the execution of this Agreement, Hilco hereby subscribes for, and the Company hereby issues to Hilco, 81 Class B Units (as defined below), in consideration for the payment to the Company by Hilco of $1.00;

2.          Name. The name of the Company is “DRF Logistics, LLC”.

3.          Purpose. The purpose of the Company is to engage in any lawful business, purpose, act or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary, appropriate, proper, advisable, incidental or convenient to the conduct, promotion, furtherance or attainment of the business purposes or activities of the Company and for the protection and benefit of the Company.

4.          Powers. The Company shall, without limitation, have all the powers necessary or convenient to carry out the purpose for which it is organized, including the powers granted by the Act.

5.          Principal Office; Registered Agent and Office.

5.1          Principal Office. The location of the principal office of the Company shall be 27 Waterview Drive, Shelton, CT 06484, United States, or such other location as the Members may from time to time designate.

5.2          Registered Agent and Office. The registered agent of the Company for service of process in the State of Delaware and the registered office of the Company in the State of Delaware shall be that person and location reflected in the Certificate of Formation or such other person and office as the Members may designate from time to time in the manner provided by law.

6.          Interests.

6.1          Interests. The membership interests of the Company shall be divided into two (2) classes of units, with such units referred to as “Class A Units” and “Class B Units”, and together as the “Units”. The Company is authorized to issue 100 Class A Units and 100 Class B Units. As of the date hereof, PBIHI holds 100 Class A Units and 19 Class B Units; and Hilco holds 81 Class B Units.

6.2          Class A Units.

(a)          Economic Rights: Holders of Class A Units shall have the right to receive distributions from the Company as and when determined by the Board in accordance with this Agreement and applicable law. Such distributions may be made in cash or in kind and shall be made in proportion to the number of Class A Units held by each Member relative to the total number of Class A Units issued and outstanding.

(b)          No Voting Rights: Except as otherwise required by law, holders of Class A Units shall have no voting rights with respect to any matters, including but not limited to, the election of Managers, amendments to the Company’s Agreement, or any other Company matter or business decision. The Class A Units shall be entirely non-voting and shall not confer upon the holders thereof the right to vote on any matter submitted to the Company’s Members for a vote.

(c)          Allocation of Profits and Losses: Profits and losses of the Company shall be allocated solely among the Members holding Class A Units in proportion to the number of Class A Units held by each such Member relative to the total number of Class A Units issued and outstanding.

6.3          Class B Units.

(a)          No Economic Rights: Holders of Class B Units shall not be entitled to receive distributions of the Company’s profits and shall not have the right to share in the assets of the Company upon dissolution or winding up. The Class B Units shall be entirely non-economic and shall confer no right to distributions, whether in cash or in kind.

(b)          Voting Rights: Holders of Class B Units shall have full voting rights on all matters requiring Member approval as set forth in this Agreement or by applicable law. Each Class B Unit shall entitle the holder thereof to one vote on any matter submitted to a vote of the Members of the Company.

(c)          Allocation of Profits and Losses: Holders of Class B Units shall not have any share in the profits or losses of the Company, and such profits or losses shall be allocated solely among the holders of Class A Units as described in Section 6.2(c).

6.4          Additional Provisions.

(a)          Rights Upon Liquidation: In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Class A Units shall have the right to receive the assets of the Company available for distribution to Members, after the satisfaction of all debts and liabilities of the Company, in proportion to the number of Class A Units held by each such Member relative to the total number of Class A Units issued and outstanding. Holders of Class B Units shall not have any right to receive any of the assets of the Company upon its liquidation, dissolution, or winding up.

7.          Transfer of Membership Interests

7.1          Restrictions on Transfer.  No Member shall transfer, sell, assign, pledge, or otherwise dispose of the Class B Units, whether voluntarily, involuntarily, by operation of law, or otherwise (each a “Transfer”), without complying with the terms and conditions set forth in this Section 7.  There shall be no restrictions on Transfers of the Class A Units; provided, however, that no Transfer of Class A Units shall be permitted if such Transfer would cause the Company to be treated as a “publicly traded partnership” as defined in Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”).

7.2          Right of First Offer (ROFO).

(a)          Offer Notice: Prior to any Transfer of a Member’s Class B Units (the “Offered Interest”), the Member wishing to Transfer (the “Transferring Member”) shall first provide a written notice to the Company and each other Member (the “Offer Notice”) stating its intention to Transfer the Offered Interest. The Offer Notice shall include the number of Units to be transferred, the proposed transfer price, and the terms and conditions of the proposed Transfer.

(b)          Company’s Right to Redeem: Upon receipt of the Offer Notice, the Company shall have the right, but not the obligation, to redeem the Offered Interest on the same terms and conditions as those stated in the Offer Notice. The Company shall have 20 days from the receipt of the Offer Notice to notify the Transferring Member in writing of its intention to redeem the Offered Interest (the “Redemption Notice”).

(c)          Exercise of ROFO by Members: If the Company declines to redeem the Offered Interest or fails to provide a Redemption Notice within the time period specified in Section 7.2(b), the Offered Interest shall be offered to the other Members of the Company on a pro rata basis (according to their respective ownership interests of the Class B Units) under the same terms and conditions as those stated in the Offer Notice. The other Members shall have 20 days from the receipt of the subsequent offer notice to notify the Transferring Member and the Company in writing of their intention to acquire the Offered Interest (the “Acquisition Notice”).

(d)          Transfer to Third Parties: If neither the Company nor the other Members exercise their respective rights to redeem or acquire the Offered Interest within the time periods specified in Sections 7.2(b) and 7.2(c), the Transferring Member may Transfer the Offered Interest to the third party specified in the Offer Notice (“Third Party Transferee”), provided that the Third Party Transferee satisfies the conditions of the ROFO as set forth in this Section 7 and agrees to the terms of this Agreement. The Transfer to the Third Party Transferee must be completed within 30 days from the expiration of the other Members’ right to acquire the Offered Interest as specified in Section 7.2(c) (the “Third Party Transfer Period”).

(e)          Failure to Transfer: If the Transferring Member does not complete the Transfer to the Third Party Transferee within the Third Party Transfer Period, the Offered Interest shall again be subject to the ROFO provisions of this Section 7, and the Transferring Member must provide a new Offer Notice to the Company before attempting another Transfer.

8.          Members.

8.1          Members. The name and the mailing address of the Members are as follows:

Pitney Bowes International Holdings, Inc.
3001 Summer Street
Stamford, CT 06905

HCI DRF, LLC
5 Revere Drive, Suite 206
Northbrook, IL 60062

8.2          Additional Members. One or more additional members may be admitted to the Company with the prior written consent of each Member. Prior to the admission of any such additional members to the Company, the Members shall amend this Agreement or adopt a new company agreement to make such changes as the Members shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a joinder, supplement, or counterpart to any such amendment to this Agreement, as necessary.

8.3          Membership Interests; Certificates. The Company will not issue any certificates to evidence ownership of the membership interests.

8.4          Waiver of Fiduciary Duties. No Member or Manager, in its capacity as such, shall have any duties, including fiduciary duties, to the Company, any other Member, any other Manager or any other person or entity (a “Person” or “Persons”), and any duties or implied duties, including fiduciary duties, of any Member or Manager, in its capacity as such, that would otherwise apply at law, common or statutory, or in equity are hereby eliminated to the fullest extent permitted under the Act and any other applicable law, and each Member acknowledges and agrees that the duties and obligation of the Members to the Company are only as expressly set forth in this Agreement.

9.          Books & Records, Information Rights & Fiscal Year.

9.1          Books and Records. Accurate, full and complete records and books of account shall be kept by the Company, showing fully and accurately all transactions and other matters relative to the business of the Company as are usually entered into records and books of account maintained by Persons engaged in businesses of a similar character. The Company’s properties, books and records and operating information shall at all times be maintained at the principal office of the Company and shall be open to the inspection and examination of the Members or their duly authorized representatives upon reasonable advance notice from a Member to the Company, during reasonable business hours and at the sole cost and expense of the inspecting or examining Member. The Company shall maintain at its principal office and make available to any Member or any designated representative of any Member a current list of names, addresses and Percentage Interests of all Members.

9.2          Tax Information; Tax Classification. The Company shall prepare and timely file (or cause to be prepared and timely filed) all U.S. federal, state, local and non-U.S. tax and information returns required to be filed by the Company. The Company shall deliver to each Member all information necessary or reasonably requested for such Member to fulfill all tax reporting requirements that are attributable to the Company and to participate in or respond to any tax proceeding. PBIHI shall cooperate with Hilco to prepare a draft IRS Form 5471 relating to any “controlled foreign corporation” (as defined in section 957 of the Code) that is a subsidiary of the Company within 180 days following the end of each Fiscal Year and fully cooperate with Hilco in fulfilling its related information reporting obligations. The Company, and each of its subsidiaries formed under the laws of the United States, any state thereof or the District of Columbia, is intended to be disregarded as separate from PBIHI for U.S. federal and applicable state and local tax purposes and the Company and each Member shall report consistently with such treatment unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code, or a corresponding provision of state or local tax law. No entity classification election shall be made by or with respect to the Company or any of its subsidiaries without the prior written consent of each Member and the Board.

9.3          Information.

(a)          To the extent any Member is required to prepare any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall provide any information that such Member may require (and request) in order to satisfy such reporting requirements in a timely manner.

(b)          The Company shall provide to the Members any and all other reasonably required information in order for the Members to comply with applicable law, including with respect to tax filings, compliance with securities regulations and other regulatory law.

9.4          Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year; provided, however, that the last Fiscal Year of the Company shall end on the date on which the Company is terminated.

10.          Management.

10.1          Authority; Powers and Duties of the Managers. The Company shall be managed by a board of managers (the “Board”). The Board shall consist of three (3) managers (each, a “Manager” and collectively, the “Managers”) who shall be elected by an affirmative vote of a majority of the Class B Units. The initial Managers shall be Alan Carr and Dhiren Fonseca (the “Initial Managers”). At least a majority of the Managers shall be Independent Managers. Members hereby agree that appointment of Initial Managers complies with the terms of this Agreement and that the following Initial Managers are Independent Managers: Alan Carr and Dhiren Fonseca.

10.2          Appointment of Managers; Removal. In order to fill the vacancy created by removal, resignation or death of any Initial Manager or his or her successor, the Company shall provide prompt notice (which shall not be less than five business days) to all Members who own Class B Units of a special meeting (the “Special Meeting”) to elect the replacement of such Initial Manager or his or her successor, as applicable. Each Manager shall be elected by an affirmative vote of a majority of the Class B Units present in person or represented by proxy at a Special Meeting. The Board shall nominate the candidates for Manager position at the Special Meeting. For the purposes of this Agreement, “Independent Manager” means a manager who (A) does not have a material relationship with the Company nor any of its Members or its or their respective affiliates, (B) is not part of the Company’s or any Member’s executive team, and (C) is not involved with the day-to-day operations of the Company or either member. Unless otherwise restricted by law, any Manager may be removed, with or without cause, by an affirmative vote of a majority of the Class B Units.

10.3          Authority of Board. Any action taken by the Board shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Board as set forth in this Agreement. The Board shall have such authority, rights, and powers in the management of the Company to do any and all acts and things necessary, proper, convenient, or advisable to effectuate the purposes of this Agreement.

10.4          Voting. Except as otherwise provided by this Agreement, the vote of a majority of the Managers shall be the act of the Board.

10.5          Election of Officers; Delegation of Authority. The Board may, from time to time, designate one or more officers with such titles as may be designated by the Board to act in the name of the Company with such authority as may be delegated to such officers by the Board (each such designated person, an “Officer”). Any such Officer shall act pursuant to such delegated authority until the Officer is removed by the Board. Any action taken by an Officer designated by the Board pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any Officer set forth in this Agreement and any instrument designating such Officer and the authority delegated to such Officer.

11.          Liability of Members; Indemnification.

11.1          Liability of Members. Except as otherwise provided in the Act, by applicable law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation, or liability of the Company or other Members, whether arising in contract, tort, or otherwise, solely by reason of being a Member.

11.2          Indemnification.

(a)          To the fullest extent permitted under the Act, any Covered Person (as defined in section (c) below) shall be entitled to indemnification and reimbursement of reasonable expenses from the Company for and against any loss, damage, claim, or expense (including reasonable attorneys’ fees) (collectively, “Losses”) whatsoever incurred by the Covered Person relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence) performed or omitted by any Covered Person on behalf of the Company; provided, however, that (i) any indemnity under this Section 11.2 shall be provided out of and to the extent of the Company assets only, and neither any Member or any other person shall have any personal liability to contribute to such indemnity by the Company; (ii) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful; and (iii) such Covered Person’s conduct did not constitute fraud or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction.

(b)          Upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amounts if it is finally judicially determined that the Covered Person is not entitled to indemnification under this Section 11.2, the Company shall advance, to the extent reasonably required, each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend, or defending any claim, lawsuit, or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 11.2.

(c)          For purposes of this Section 11.2, “Covered Person” means (i) each Member; (ii) each Manager of the Company; (iii) the affiliates of each Member and of each Manager and (iv) with respect to each of the parties set forth in the foregoing provisions (i), (ii), and (iii), their respective officers, directors, shareholders, partners, managers, members, employees, agents, or representatives, to the extent applicable.

11.3          Expenses.

(a)          Except as otherwise provided in this Agreement, the Company shall be responsible for all expenses incurred in connection with the operation of the Company’s business, including (i) all costs, expenses and liabilities associated with the Company’s business, including routine administrative expenses, consulting, auditing, financing and legal fees, (ii) expenses incurred, costs, interest and other obligations in respect of money borrowed by the Company, (iii) costs of litigation or arbitration brought by or against the Company, including attorney’s fees and expenses, judgments and settlements, (iv) indemnification costs and expenses incurred by the Company under any contract to which it is a party, and (v) any taxes, fees and other governmental charges levied against the Company, including any expenses relating to any governmental inquiry of the Company or its business activities.

 (b)          The Company shall reimburse each Manager for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Managers and any committee thereof, including travel, lodging and meal expenses.

11.4          Exculpation.

(a)          Except as otherwise provided in the Act, by applicable law, or expressly in this Agreement, no Manager will be obligated personally for any debt, obligation, or liability of the Company, whether arising in contract, tort, or otherwise, solely by reason of being a Manager.

(b)          To the maximum extent permitted by applicable law, no officer (in such person’s capacity as such) shall be liable to the Company or to any Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties) taken or omitted by such officer (in such person’s capacity as such), unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such officer (in such person’s capacity as such) would have had such liability for such act or omission that an officer of the Company would have if the Company were a corporation organized under the laws of the State of Delaware.

(c)          NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY LAW, NO MEMBER (IN HIS, HER OR ITS CAPACITY AS A MEMBER) OR MANAGER (IN HIS OR HER CAPACITY AS A MANAGER) OR OFFICER OF THE COMPANY (IN HIS OR HER CAPACITY AS AN OFFICER) SHALL BE LIABLE TO THE COMPANY, TO ANY MEMBER OR TO ANY OTHER PERSON MAKING CLAIMS ON BEHALF OF THE FOREGOING FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BUSINESS OF THE COMPANY OR ANY OF ITS CONTROLLED AFFILIATES, REGARDLESS OF WHETHER SUCH CLAIMS ARE BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND THE COMPANY AND EACH MEMBER HEREBY RELEASE EACH OTHER MEMBER (IN HIS, HER OR ITS CAPACITY AS A MEMBER), MANAGER (IN HIS OR HER CAPACITY AS A MANAGER) AND OFFICER (IN HIS OR HER CAPACITY AS AN OFFICER) OF THE COMPANY FROM ANY SUCH DAMAGES.

(d)          Notwithstanding anything in this Agreement to the contrary, nothing in this Section 11.4 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse the Company, any Member or any other Person may have against any Member, Manager or officer of the Company for a breach of contract claim relating to any binding agreement, including this Agreement.

12.          Term. The term of the Company commenced on the date of filing of the Certificate of Formation and is perpetual unless the Company is terminated in accordance with Section 14.

13.          Capital Contributions. No Member is under any obligation whatsoever, either express or implied, to make any contribution or loan to the Company.

14.          Winding Up and Termination.

14.1          Termination Events. The Company shall be dissolved and its business and affairs wound up upon the first to occur of the following:

(a)          determination of the Board;

(b)          any event or circumstance giving rise to the dissolution of the Company under Section 18-801 of the Act, unless the Company’s existence is continued pursuant to the Act; or

(c)          the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

14.2          Winding Up. Upon the occurrence of an event described in Section 14.1, the Company shall immediately commence to wind up its business and affairs (if the event has not been revoked or canceled), but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 14.4, and the certificate of cancellation (“Certificate of Cancellation”) shall have been filed as provided in Section 14.5. During the period of the winding up of the business and affairs of the Company, the Board shall continue to manage the Company in accordance with this Agreement, and the rights and obligations of the Members under this Agreement shall continue.

14.3          Bankruptcy. Notwithstanding any provision of this Agreement to the contrary, the bankruptcy of any Member shall not cause such Member to cease to be a Member of the Company, and, upon occurrence of such an event, the business of the Company shall continue without dissolution. The retirement, resignation, expulsion or dissolution of any Member, or the occurrence of any other event under the Act that terminated the continued membership of any Member in the Company, shall not cause the Company to be dissolved or its affairs wound up, and, upon the occurrence of any such event, the business of the Company shall continue without dissolution.

14.4          Distributions. If the Company is to be terminated pursuant to this Section 14, the Company shall be liquidated and its business and affairs wound up in accordance with the Act and the following provisions:

(a)          Liquidator. The Board shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b)          Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of the Act:

 (i)          First, to the payment of all of the Company’s debts and liabilities to its creditors (including the Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

 (ii)          Second, to the establishment of and additions to reserves that are determined by the Board to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company;

 (iii)          Third, to the holders of the Class A Units.

14.5          Certificate of Cancellation. Upon completion of the winding up of the Company, including the distribution of the assets of the Company as provided in Section 14.4(a), each Member shall execute and cause to be filed a Certificate of Cancellation in the State of Delaware and shall cause the cancellation of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company. Upon acceptance of the Certificate of Cancellation by the Delaware Secretary of State, the Company shall be terminated.

15.          Miscellaneous.

15.1          Notices. All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be made by hand delivery, certified mail, overnight courier service, electronic mail or facsimile to the address or electronic mail address, (a) with respect to a Member, set forth opposite such Member’s name in Section 8.1 or, (b) with respect to the Company, 27 Waterview Drive, Shelton, CT 06484, Attention: Russel Williams, but any party may designate a different address or electronic mail address by a notice similarly given to the Company and the other Members. Any such notice or communication shall be deemed given (a) when delivered by hand, if delivered on a Business Day, or the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; (b) four (4) Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; (c) on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; (d) when delivery is made, if sent by electronic mail on a Business Day; and the next Business Day following the day on which delivery is made, if sent by electronic mail on a day that is not a Business Day.

15.2          Amendments. Amendments to this Agreement may be made only with the prior written consent of each Member, provided, however, that any change to the tax treatment provided in Section 9.2 hereof shall also require the approval in writing of the Board.

15.3          Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

15.4          Confidentiality. Notwithstanding anything in this Agreement to the contrary, each Member agrees that, except with the prior written consent of the Board, it shall at all times keep confidential and not divulge, furnish or make accessible to any person any confidential information, knowledge or data concerning or relating to the business or financial affairs of any other Member, the Company or any direct or indirect Subsidiary of the Company to which such Member has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement or the relationship of the Members contemplated hereby; provided, however, that each Member may disclose confidential information to another Member, such Member’s managers, partners, officers, employees, advisors, financing sources, accountants, attorneys, other advisors or representatives to the extent the disclosure to such Persons of such information is necessary for such Member’s ownership, management or monitoring of its Interest or its investment in the Company and the Company’s assets; provided, further, that (a) such Member’s managers, partners, officers, employees, advisors, financing sources, accountants, attorneys, other advisors or representatives of such Member will be informed by such Member of the confidential nature of such information and shall be directed by such Member to keep such information confidential in accordance with this Section 15.4 and (b) each Member will be liable for any failure of any such Person to comply with this Section 15.4.  The confidentiality obligations of this Section 15.4 do not apply to any information, knowledge or data (i) which is publicly available or becomes publicly available through no act or omission of the party wishing to disclose the information, knowledge or data; or (ii) to the extent that it is required to be disclosed by any applicable law, regulation or legal process or by the rules of any stock exchange, regulatory body or Governmental Authority. The provisions of this Section 15.4 shall survive termination of this Agreement.

15.5          Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal, or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality, and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

15.6          Specific Performance. Each Member agrees that the Company and the other Member(s) would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages may not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Member(s) may be entitled, at law or in equity, the Company and the nonbreaching Member(s) are entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

15.7          Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

15.8          Consent to Jurisdiction. This Agreement, and all claims, proceedings or causes of action (whether in contract, tort, statute or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance or this Agreement, shall be governed by, construed and enforced exclusively in accordance with the internal laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in the City of Wilmington, Delaware (or solely in the event the Court of Chancery of the State of Delaware decline to exercise such jurisdiction, the exclusive jurisdiction of any federal or state court sitting in the City of Wilmington, Delaware) (collectively, the “Courts”), for any lawsuits, actions, claims or other proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance or this Agreement and (b) waive any objection you may now or may hereafter have to laying of venue in the Courts, including, without limitation, based on improper venue or forum non conveniens. Each party agrees not to commence any such lawsuit, action, claim or other proceeding except in the Courts. The Members further agree, to the fullest extent permitted by law, that a final and nonappealable judgment against any of them in any action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

15.9          No Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

15.10          Pension Plans. PBIHI represents, warrants, and covenants that (i) neither the Company nor any of its subsidiaries have ever sponsored, maintained, contributed (or failed to make any contribution that it was required to make) to  (A) a “defined benefit plan” as defined in Section 3(35) of Employee Retirement Income Security Act of 1974, as amended  (“ERISA”) or any benefit plan that is or was subject to Title IV of ERISA, Sections 412 or 430 of the Code, or Section 302 of ERISA (any such plan, a “Pension Plan”) or (B) a “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) neither the Company nor any of its subsidiaries are subject to, and no facts exist that would be reasonably likely to subject the Company or any of its subsidiaries to, any lien pursuant to Section 430(k) of the Code or pursuant to Section 4068 of ERISA, and (iii) no Pension Plan sponsored by any ERISA Affiliate (defined below) is, or is expected, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA), where “ERISA Affiliate” means, any trade or business (whether or not incorporated) which is a member of a group of which PBIHI is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

PBIHI:

PITNEY BOWES INTERNATIONAL HOLDINGS, INC.

By:	/s/ John Witek
Name: John Witek
Title: President

Signature Page
A&R LLC Agreement

HILCO:

HCI DRF, LLC

By:	/s/ Eric Kaup
Name: Eric Kaup
Title: Secretary

Signature Page
A&R LLC Agreement